Exhibit 99(d)

Letter to Beneficial Holders Regarding the Offer to Exchange

LAMAR MEDIA CORP.

Tender of

Any and All Outstanding 3 3/4% Senior Notes due 2028

In Exchange For

3 3/4% Senior Notes due 2028

Registered Under the Securities Act of 1933

Any and All Outstanding 4 7/8% Senior Notes due 2029

In Exchange For

4 7/8% Senior Notes due 2029

Registered Under the Securities Act of 1933

Any and All Outstanding 4% Senior Notes due 2030

In Exchange For

4% Senior Notes due 2030

Pursuant to the prospectus dated                 , 2020, and any

amendments or supplements thereto

To Our Clients:

Enclosed for your consideration is a prospectus, dated                 , 2020, and any amendments or supplements thereto (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Lamar Media Corp. (the “Company”) to exchange, upon the terms and subject to the conditions described in the Prospectus, (i) up to $600,000,000 aggregate principal amount of the Company’s 3 3/4% Senior Notes due 2028, which have been registered under the the Securities Act of 1933, as amended (the “Securities Act”) (the “2028 Exchange Notes”), for up to $600,000,000 aggregate principal amount of the Company’s outstanding 3 3/4% Senior Notes due 2028, which have not been so registered (the “2028 Original Notes”, and together with the 2028 Exchange Notes, the “2028 Notes”), (ii) up to $400,000,000 aggregate principal amount of the Company’s 4 7/8% Senior Notes due 2029, which have been registered under the Securities Act (the “2029 Exchange Notes”), for up to $400,000,000 aggregate principal amount of the Company’s outstanding 4 7/8% Senior Notes due 2029, which have not been so registered (the “2029 Original Notes”, and together with the 2029 Exchange Notes, the “2029 Notes”) and (iii) up to $550,000,000 aggregate principal amount of the Company’s 4% Senior Notes due 2030, which have been registered under the Securities Act (the “2030 Exchange Notes, and together with the 2028 Exchange Notes and the 2029 Exchange Notes, the “Exchange Notes”), for up to $550,000,000 aggregate principal amount of the Company’s outstanding 4% Senior Notes due 2030, which have not been so registered (the “2030 Original Notes”, and together with the 2030 Exchange Notes, the “2030 Notes”). The 2028 Original Notes, the 2029 Original Notes and the 2030 Original Notes shall be referred to herein as the “Original Notes”.

This material is being forwarded to you as the beneficial owner of the Original Notes held by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange offer will expire at 5:00 p.m., New York City time, on                 , 2020, unless extended by the Company (the “Expiration Date”). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”

3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date.

IF YOU WISH TO TENDER YOUR ORIGINAL NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Company’s Exchange Offer.

This will instruct you, the registered holder, with respect to tendering in the Exchange Offer, the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Original Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Original Notes held by you for the account of the undersigned is (fill in amount)

$    of 3 3/4% Senior Notes due 2028.

$    of 4 7/8% Senior Notes due 2029.

$    of 4% Senior Notes due 2030.

With respect to the Exchange Offer, the undersigned hereby instruct(s) you (check appropriate box):

☐   To TENDER the following Original Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Original Notes to be tendered (if any)) (must be any integral multiple of $1,000, subject to $2,000 minimum):

$    of 3 3/4% Senior Notes due 2028.

$    of 4 7/8% Senior Notes due 2029.

$    of 4% Senior Notes due 2030.

By instructing you to tender the amount of Original Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner(s) of the Original Notes.

☐   NOT to TENDER any Original Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):                     _________________________________________________________________________

Signature(s):                 ____________________________________________________________________________________________________

Address:                     _____________________________________________________________________________________________________

Telephone Number:                     ____________________________________________________________________________________________

Taxpayer Identification or Social Security Number:                     ___________________________________________________________________

Date:    _____________________________________________